Exhibit 99.1

Heinz Chairman Discusses Fiscal Year 2008 Top Performance and Growth Strategies for Next Two Years

PITTSBURGH--(BUSINESS WIRE)--At today’s annual shareholders’ meeting of the H. J. Heinz Company (NYSE: HNZ), Heinz Chairman, President and Chief Executive Officer William R. Johnson said that Fiscal 2008 sales increased 12%, driven by the successful introduction of numerous new products, many of them catering to the fast-growing healthy lifestyles segment. Sales in Emerging Markets such as China and India surged 25% as Heinz delivered a banner year with sales surpassing the ten billion dollar milestone for the first time.

Commenting on Fiscal 2009, Mr. Johnson said, “I am pleased to report that we are off to a good start in Fiscal 2009 and we will be releasing first quarter earnings on August 21.”

Excerpts from Remarks:

In a speech which focused on Heinz’s special strengths in Health and Wellness and in Emerging Markets, Mr. Johnson said, “Our top 15 brands, which represent approximately 70% of sales, performed particularly well over the past two fiscal years with a compound annual growth rate of 12% driven by continued double-digit increases in R&D and marketing investment against our tightly-focused brand portfolio.”

“We launched hundreds of successful new products during the past two years. One of our more successful innovations was plastic snap pot beans in the UK. These single-serve, microwavable versions of our healthy, fiber-rich baked beans are doing very well in the market. Another successful launch was Smart Ones® Fruit InspirationsTM, the first health-focused frozen entrée with a half-serving of real fruit. This line of four entrees is already on track for $40 million in sales in its first 12 months.”

“High Performance Plan” for Fiscal 2009 and 2010

Mr. Johnson continued, “The new plan raises our outlook in several key areas with the following annualized targets:

  Sales growth of 6% +;
  Increases in consumer marketing of 8-12%;
  Operating income growth of 6-7%;
  Earnings Per share Growth of 8-11%; and
  Operating Free Cash Flow of around $850 million per year.”

Heinz is Well Positioned in Health and Wellness

“Heinz continues to offer consumers great tasting and convenient foods while also giving them the health benefits that they are increasingly seeking across:

  Lifestyle, including products like Heinz® SteamFresh vegetables in Australia and reduced salt and sugar beans and ketchup to promote general wellness;
  Children’s Nutrition, where we are a category leader in the markets in which we compete; and
  Weight Management.”

Mr. Johnson continued, “Combined, our Weight Watchers® Smart Ones® and Weight Watchers® from Heinz brands represent almost one billion dollars in sales and together are among the fastest growing equities in the Company. Smart Ones is rapidly becoming a lifestyle brand with an increasingly loyal consumer base and we continue to explore new meal occasions including the recent launch of Smart Ones Morning ExpressTM – a line of four handheld breakfast sandwiches and quesadillas.”

“Smart Ones’ torrid growth also continues in Canada where it now has 7 of the top selling 11 varieties in the nutritional meals category only 18 months after the brand was first introduced.”

Emerging Markets May Be Heinz’s Biggest Growth Opportunity

“The Health and Wellness opportunity is large, but perhaps our biggest growth opportunity is in emerging markets, where we are leveraging our first-mover advantage and go-to-market capabilities to drive accelerated growth.”

“In fact, emerging markets, which grew sales 25 percent in Fiscal 2008, are expected to contribute about a third of the Company’s total sales growth over the next two years.”

“These markets accounted for 13 percent of total Heinz sales in Fiscal 2008, up from just 8 percent a few years ago. With the growth trajectory I just described, they are expected to reach 15 percent of sales by the end of our new plan and as much as 20 percent by 2013. This would be a significant accomplishment given the growth we are also experiencing in our developed markets.”

Fiscal 2009 Innovation Pipeline

“Two of our newest innovations in the U.S. build on insights gleaned from extensive research which revealed that consumers want added convenience while still feeling like they are an integral part of the meal preparation process.”

“Ore-Ida® Steam n’ MashTM potatoes and T.G.I. Friday’sTM Complete Skillet Meals satisfy both requirements.”

“Not since the days Henry Heinz was introducing his first 57 varieties have we been driving such a strong innovation agenda for the Heinz brand globally. We had a busy year of product launches for the brand in Fiscal 2008, with another on tap for Fiscal 2009.”

“In Australia, we launched new varieties of Heinz SteamFresh vegetables in Fiscal 2008 and in Fiscal 2009 we will expand SteamFresh into the meals category.”

“In the UK, our Heinz soup innovation pipeline resulted in record shares in Fiscal 2008, and we have more new varieties planned for later this year.”

Acquisitions

Finally, Mr. Johnson noted that, “With a healthy balance sheet and abundant opportunities to explore in both the developed and developing world, we are confident in our ability to execute value-added acquisitions.”

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words "will," "expects," "anticipates," "believes," "estimates" or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier relationships,
  currency valuations and interest rate fluctuations,
  changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow in international markets, economic or political instability in those markets, particularly in Venezuela, and the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in "Risk Factors" and "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 30, 2008.

The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

About Heinz

H. J. Heinz Company, offering “Good Food Every Day” is one of the world’s leading marketers and producers of healthy and convenient foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® frozen entrees, Boston Market® meals, T.G.I. Friday’s® frozen snacks, and Plasmon® infant nutrition. Heinz is famous for its iconic brands on five continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®. More information on Heinz is available at www.heinz.com.

CONTACT:
H. J. Heinz Company
Media:
Ted Smyth, 412-456-5780
Michael Mullen, 412-456-5751
michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048